UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	000-06253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (870) 541-1000

_____________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 17, 2012, Simmons First National Corporation (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly-owned subsidiary, Simmons First National Bank (the “Bank”), had entered into a purchase and assumption agreement with loss share arrangements and a separate loan sale agreement with the Federal Deposit Insurance Corporation (“FDIC”) dated September 14, 2012 (the “Agreements”) to purchase approximately $282 million in assets and to assume substantially all of the deposits and other liabilities of Truman Bank of St. Louis, Missouri (“Truman”). The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and the Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of September 14, 2012.

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged. The Company anticipates that it will further amend the Report and this Amendment at a later date to the extent additional financial information is required by Item 9.01.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its Quarterly Reports on Form 10-Q for the quarter ended June 30, 2012.

Item 1.01  Entry Into a Material Definitive Agreement.

Effective September 14, 2012, the Bank purchased a significant portion of the assets and assumed substantially all of the deposits and other liabilities of Truman from the FDIC, as receiver for Truman (the “Acquisition”), pursuant to the terms of the Agreements.

Under the terms of the Agreements, the Bank acquired approximately $269.4 million in assets, including approximately $208.1 million in loans and other real estate, approximately $34.8 million cash and cash equivalents and approximately $23.5 million in investment securities. The Bank also assumed approximately $250.4 million in liabilities, including approximately $230.0 million in deposits. In connection with the Acquisition, the FDIC made a payment to the Bank in the amount of approximately $10.5 million. This amount is subject to customary post-closing adjustments based upon the final closing date balance sheet for Truman. The terms of the Agreements provide for the FDIC to indemnify the Bank against certain claims, including claims with respect to liabilities of Truman not assumed or otherwise purchased by the Bank, claims made by shareholders of Truman, and claims based on any prior action or inaction by Truman’s directors, officers and other employees.

Pursuant to the terms of the purchase and assumption agreement’s loss sharing arrangements, the FDIC will cover 80% of the Bank’s losses on the disposition of approximately $117.8 million of loans and foreclosed real estate attributable to the Acquisition. The deposits were acquired with no deposit premium, and assets were acquired at a discount to Truman’s historic book value as of September 14, 2012, of $20.9 million, subject to customary adjustments. The Bank will reimburse the FDIC for 80% of its recoveries with respect to losses for which the FDIC paid the Bank 80% reimbursement under the loss sharing agreements.  Pursuant to the terms of the loan sale agreement, the Bank acquired $60.6 million in additional loans with no loss sharing arrangements, at a 12% discount.

In addition, on October 14, 2020 (the “True-Up Measurement Date”), the Bank has agreed to pay to the FDIC 50% of the excess, if any, of (A) 25% of the product of (i) a fraction, the numerator which is the total shared loss recoveries, and the denominator is the net loss amount (the sum of all losses less the sum of all recoveries on the covered assets) plus (ii) a fraction, the numerator which is the total shared loss assets as of closing date, and the denominator is the total loans and other real estate acquired as of closing date, times (B) (i) the intrinsic loss estimate of $29.9 million minus the net loss amount less (ii) the asset discount bid of $20.9 million times a fraction, the numerator which is the intrinsic shared loss estimate of $29.9 million, and the denominator is the intrinsic loss estimate of $23.7 million, less (C) 2.5% of the total shared loss assets as of the bank closing date, as specific in the Agreement.

The Bank acquired approximately $1.4 million of real estate, furniture and equipment of Truman as part of the Acquisition from the FDIC. The Bank may exercise its option under the Agreement within 90 days after the Acquisition to be assigned any or all leases for leased banking facilities.

The forgoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements and certain exhibits attached thereto, a copy of which are attached hereto as Exhibit 2.1 and Exhibit 2.2 and incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 7.01  Regulation FD Disclosure.

On September 14, 2012, the Company issued a press release announcing the Acquisition. A copy of the press release was provided as Exhibit 99.1 to our Current Report on Form 8-K filed on September 17, 2012.

Item 9.01  Financial Statements and Exhibits.

Exhibit 2.1          Purchase and Assumption Agreement Whole Bank All Deposits, among Federal Deposit Insurance Corporation, receiver of Truman Bank, St. Louis, Missouri, Federal Deposit Insurance Corporation, and Simmons First National Bank, Pine Bluff, Arkansas, dated as of September 14, 2012

Exhibit 2.2          Loan Sale Agreement, by and between Federal Deposit Insurance Corporation, as Receiver for Truman Bank, St. Louis, Missouri, and Simmons First National Bank, Pine Bluff, Arkansas, dated as of September 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

September 20, 2012                                            /s/ Robert A. Fehlman
           (Date)                                                          Robert A. Fehlman
Executive Vice President and Chief Financial Officer